UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Corning Natural Gas Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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330 West William Street P.O. Box 58 Corning, NY 14830-0058 (607) 936-3755 (607) 962-2844 fax

October 6, 2006

•                  THE SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR SEPTEMBER 28, 2006 HAS BEEN ADJOURNED UNTIL OCTOBER 11, 2006 AT 10:30 AM AT CORNING’S OFFICES,  330 W. WILLIAM ST., CORNING, NEW YORK.

•                  VOTE FOR THE APPROVAL OF THE PROPOSED MERGER WITH C&T ENTERPRISES AND RECEIVE $16.50 CASH PER SHARE.

•                  VOTE BY INTERNET, TELEPHONE OR SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY!

To:  All Stockholders of Corning Natural Gas Corporation

From:  Thomas K. Barry, Chairman, President & Chief Executive Officer

The Special Meeting of Shareholders of Corning Natural Gas Corporation (the “Company” or “Corning”) scheduled for September 28, 2006 was adjourned until October 11, 2006 at 10:30 A.M at the offices of Corning, 330 W. William St., Corning, New York to allow the shareholders whose votes had not been received to be counted with respect to the proposed Merger (the “Merger”) between the Company and C&T Enterprises, Inc. (“C&T”).  We urge you to discard any BLUE proxy cards you may have received from Richard M. Osborne.

The Board of Directors of Corning unanimously recommends that you vote FOR the Merger:

•                  Your Board of Directors believes that the Merger with C&T and the $16.50 cash per share consideration are in the best interests of the Company’s shareholders.

•                  Institutional Shareholder Services (ISS), the world’s leading independent proxy voting advisory and corporate governance service, has recommended that Corning stockholders vote “FOR” the Merger. (Company Letter to Shareholders, September 20, 2006)

•                  An affirmative vote of two-thirds of all shares is required — shares not voted effectively are a vote against the Merger. Therefore, please vote FOR the Merger regardless of the size of your holdings.  EVERY VOTE IS IMPORTANT!

Please vote FOR the Merger on the WHITE proxy card, even if you plan to attend the upcoming shareholder meeting, even if you have already voted, or even if you sold your Corning shares after the August 14, 2006 record date.  If you have any questions, or require any assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1.888.750.5834.

EVEN IF YOU HAVE PREVIOUSLY VOTED, WE URGE YOU TO VOTE BY TELEPHONE following the instructions on the enclosed proxy card to assure that your vote will be properly and promptly recorded.

If you are receiving several copies of this mailing, you may hold Corning stock in several accounts and we urge you to VOTE EACH PROXY CARD SEPARATELY to assure all the stock in all your accounts are voted.

On October 5, 2006, Corning received a non-binding acquisition proposal from Energy West Incorporated (“Energy West’) a regulated public utility and a Montana corporation, with customers in Montana, Wyoming and Arizona.  Richard M. Osborne, who has publicly stated his opposition to Corning’s proposed merger with C&T, is Chairman of the Board of Directors of Energy West and owns more than 20% of Energy West’s stock.  The Corning Board of Directors reviewed and considered the Energy West non-binding proposal and Corning does not plan to discuss or negotiate the Energy West non-binding proposal until after the Corning stockholders have voted on the proposed Merger with C&T.  The Board also re-affirmed its approval of the Merger Agreement with C&T and its recommendation that all stockholders vote FOR approval and adoption of the C&T Merger Agreement and the Merger with C&T. Among the many factors considered by the Board after its receipt of the non-binding proposal were:

•                  Based on Energy West’s calculations, the non-binding proposal was purportedly for $16.75 per share (although it could be different depending on the price of Energy West stock); or only 25 cents (or 1.5%) more than C&T’s $16.50 cash Merger consideration.

•                  The Energy West proposal is non-binding and subject to many contingencies, including: Energy West’s satisfactory due diligence, a definitive agreement (the precise terms of which are not known), stockholder approval by both Corning and Energy West stockholders, several regulatory approvals (and there is no assurance such approvals will be obtained), and third party consents and concessions are required (and there is no assurance they can be obtained).

•                  The C&T Merger, if approved by Corning stockholders, is likely to close in October 2006; if the Energy West non-binding proposal results in an agreement and actually closes (which is not assured), Corning presently believes it is unlikely to close before the second quarter of 2007.

•                  C&T Merger consideration is $16.50 cash. The exact value of Energy West’s $16.75 proposal is difficult to value, in part because:

•                  The Energy West proposal does not specify if consideration is all Energy West stock or a combination of some cash and some Energy West stock.

•                  Energy West’s stock price is volatile and has closed as low as $8.57 per share in the last 52 weeks; it is impossible to accurately predict what it will be at the time of a 2007 closing. If Energy West stock is part of the consideration, the “value” of the Energy West stock under Energy West’s proposal will be deemed to be $11.00, even if it is trading below $11.00, thus if Energy West stock is trading below $10.75, the consideration payable to Corning stockholders is likely to be less than $16.50 per Corning share.

•                  Energy West’s proposed non-binding consideration is subject to change based on Energy West’s due diligence and negotiation of a definitive agreement.

•                  Energy West’s thin trading volume makes it unlikely that Energy West’s stock will be fully liquid and easily saleable by Corning stockholders wishing to sell Energy West shares.

•                  Those Corning stockholders who want to invest in Energy West may do so with the cash proceeds received from the C&T Merger; in contrast those Corning stockholders who prefer cash to Energy West stock may have difficulty receiving cash for their Energy West stock because Energy West is thinly traded.

•                  Preliminary voting for the Merger indicates a majority of Corning stockholders are in favor of the merger with C&T and the $16.50 cash consideration payable in the C&T Merger.

PLEASE NOTE

This letter is intended to supplement the Corning Proxy Statement previously delivered to you.  We strongly urge that you read the Corning Proxy Statement and other documents that provide important information about the Company and the proposed Merger.  Such materials are on file and accessible on the website of the Securities and Exchange Commission (www.sec.gov) and the Company’s website (www.corninggas.com) and may be acquired for free from the Company by contacting S. Gerald Sleve, Secretary of the Company, at (607) 936-3755.